State of Delaware
Secretary of State
Division of Corporations
Delivered 11:24 AM 12/16/2005
FILED 11:24 AM 12/16/2005
SRV 051029935 - 2673863 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF

POP N GO, INC.

POP N GO, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

The amendment of this corporation's Certificate of Incorporation set forth in the following resolution was approved by this corporation's Board of Directors, and stockholders and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

> "FOURTH: The total number of shares of stock which this corporation shall have authority to issue is 900,000,000 shares of Common Stock, par value $0.001 per share."

IN WITNESS WHEREOF, POP N GO, INC., has caused this Certificate of Amendment to be duly executed by its President and attested to by its Secretary this 16 day of December 2005.

POP N GO, INC.
ATTEST:

By [signature]
Melvin Wyman, President

[signature]
Melvin Wyman, Secretary